EXHIBIT 4.5



                                    AMENDMENT dated as of January 25, 2001 (this
                           "Amendment"), to the Collateral Trust Agreement (the "Collateral Trust Agreement") dated as of July 30, 1999, among ALLIED WASTE NORTH AMERICA, INC. ("AWNA"), each subsidiary of AWNA listed on Schedule I thereto or becoming a party thereto pursuant to
                           Section 8.12 thereof (the "BFI Companies"), and THE CHASE MANHATTAN BANK ("Chase"), as collateral trustee (the "Collateral Trustee").

                  AWNA and the BFI Companies have requested that the Collateral Trustee amend certain provisions of the Collateral Trust Agreement, and the Collateral Trustee is willing so to amend the Collateral Trust Agreement, on the terms and subject to the conditions set forth herein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Collateral Trust Agreement or in the Credit Agreement dated as of July 21, 1999, as amended as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Allied Waste Industries, Inc., AWNA, the lenders party thereto, and The Chase Manhattan Bank, as administrative agent and collateral agent.

                  Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1.  Amendment of Collateral Trust Agreement.
The Collateral Trust Agreement is hereby amended, effective as of the Amendment Effective Date, as follows:

                  (a) Amendment of Third Recital. The third recital to the Collateral Trust Agreement is hereby amended by replacing the phrase "$1,700,000,000 (the "AWNA Indenture Debt")" with the phrase "$1,700,000,000 and the 2001 Senior Notes (collectively, the "AWNA Indenture Debt")".

                  (b) Amendment of Section 1.02. Section 1.02 of the Collateral Trust Agreement is hereby amended as follows:

                           (i) The definition of "Secured Obligations" in
                  Section 1.02 of the Collateral Trust Agreement is hereby amended by inserting the phrase "other than the 2001 Senior Notes" immediately following the phrase "after the date hereof" in clause (iii)(x) of such definition.

                           (ii) Each of the definitions of "Shared Collateral
                  Pledge Agreement" and "Shared Collateral Security Agreement" is hereby amended by inserting the phrase ", as amended, supplemented or otherwise modified from time to time" at the end of each such definition.

                  SECTION 2. Representations and Warranties. To induce the Collateral Trustee to enter into this Amendment on behalf of the Secured Parties, each of AWNA and the BFI Companies represents and warrants to the Collateral Trustee and the Secured Parties that, as of the Amendment Effective Date that this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).


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                  SECTION 3. Effectiveness. This Amendment shall become
effective on the first date (the "Amendment Effective Date") on which (a) the amendment to the Credit Agreement dated as of January 25, 2001 shall have become effective and (b) the Collateral Trustee shall have received counterparts of this Amendment that, when taken together, bear the signatures of each of AWNA, the BFI Companies and the Collateral Trustee.

                  SECTION 4. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Collateral Trustee or any other Secured Party under the Collateral Trust Agreement, the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Collateral Trust Agreement or any other provision of the Collateral Trust Agreement, the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle AWNA or the BFI Companies to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Collateral Trust Agreement, the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Collateral Trust Agreement specifically referred to herein.

                  SECTION 5. Costs and Expenses. AWNA and the BFI Companies, jointly and severally, agree to reimburse the Collateral Trustee for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Collateral Trustee.

                  SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

                  SECTION 7. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 8. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.


                                      ALLIED WASTE NORTH AMERICA, INC.,

                                       by
                                           -----------------------------------
                                           Name:
                                           Title:


                                      THE BFI COMPANIES LISTED ON SCHEDULE I TO
                                      THE COLLATERAL TRUST AGREEMENT,

                                       by
                                           -----------------------------------
                                           Name:
                                           Title:

                                      THE CHASE MANHATTAN BANK, as Collateral
                                      Trustee,

                                       by
                                            ----------------------------------
                                            Name:
                                            Title:




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